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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 22, 2006
G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500
n/a
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Executive Employment Agreement

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On December 22, 2006, G&K Services, Inc. (the “Company”) entered into an Executive Employment Agreement (“Agreement”) with Richard L. Marcantonio, its Chairman and Chief Executive Officer.
The Company has employed Mr. Marcantonio in the capacity of Chairman of its Board of Directors and Chief Executive Officer under a prior agreement, the same and that certain Change of Control Agreement, dated as of November 12, 2002, between the parties, being superseded by the Agreement, except as otherwise specifically set forth therein.
Under the Agreement, Mr. Marcantonio’s employment is for an indefinite term. Mr. Marcantonio will continue to serve in the capacity of Chairman of the Company’s Board of Directors and its Chief Executive Officer, reporting to Company’s Board.
Under the Agreement, Mr. Marcantonio’s annual base salary, which is currently $675,000, will remain unchanged and be subject to approval from time to time by the Company’s Board or the Compensation Committee thereof, provided that Mr. Marcantonio’s base salary may not be decreased. In addition to his base salary, under the Agreement, Mr. Marcantonio
•	will be permitted to participate in all Company plans for which he is or becomes eligible, provided that if the Company terminates its health, dental or life plan offered to Mr. Marcantonio without replacing such plan, while employed, Mr. Marcantonio is entitled to receive as additional compensation an amount equal to his cost of replacing such terminated benefit with a plan or policy that offers substantially the same benefit, as determined by the Company;

•	is entitled to a target incentive opportunity under the Company’s annual management incentive plan in effect, provided that Mr. Marcantonio’s target incentive opportunity, as a percentage of base pay, may not be reduced during the term of the Agreement;

•	will continue to have the rights, benefits and responsibilities set forth in the Promissory Note and related Stock Pledge Agreement originally executed and delivered by the parties in July 2002, the same having been previously disclosed by the Company;

•	will be entitled to participate in or receive benefits under any Company plan generally made available in the future to Company executives and key management employees;

•	will have the use of a personal automobile leased by the Company, the same having a value up to the greater of $75,000.00, the value set forth in the Company’s automobile program, or such other value as the Company’s Board the Compensation Committee thereof may determine;

•	will have available annual financial planning and tax preparation benefits with a value up to the greater of $5,000.00, the value provided for in the Company’s related plan, or such other value as the Company’s Board or the Compensation Committee thereof may determine;

•	will be entitled to up to six weeks of vacation annually in accordance with the Company’s vacation policy, or such greater period of time as the Company’s Board or the Compensation Committee thereof may determine; and

•	will be entitled to any other fringe benefit that the Compensation Committee of the Company’s Board approves for the Company’s Chief Executive Officer, provided that to the extent a fringe benefit is eliminated, Mr. Marcantonio will be entitled to compensation equal to the value of the eliminated benefit, as determined by the Company.
In June 2002, the Company and Mr. Marcantonio entered into a Restricted Stock Agreement. The Agreement confirms that this Restricted Stock Agreement continues in full force and effect, and is incorporated into the Agreement.
Except as specifically provided in the Agreement, the Agreement and Mr. Marcantonio’s employment with the Company may be terminated by the Company on thirty days advance written notice to Mr. Marcantonio, or by Mr. Marcantonio for any reason or no reason, or at any time by mutual written agreement of the parties. During the pendency of any termination, at the Company’s request, Mr. Marcantonio will continue to render his normal services to the Company, and the Company will continue to compensate him and provide benefits through the actual date of termination. In addition, the Agreement and Mr. Marcantonio’s employment thereunder will terminate in the event of Mr. Marcantonio’s death or, as more fully described in the Agreement, his disability.
In addition, the Company may immediately terminate Mr. Marcantonio’s employment for cause, which is defined in the Agreement using customary terms, subject to Mr. Marcantonio’s ability to cure in certain instances. Subject to the Company’s limited rights to cure certain good reason termination events, Mr. Marcantonio may immediately terminate his employment with the Company for good reason, which is also defined in the Agreement using customary terms, including any failure by the Company to obtain from any successor to its business an assumption of the Agreement, a change in position or substantive working conditions, or any attempt by the Company or any successor to terminate the Agreement or Mr. Marcantonio’s employment, other than pursuant to its terms.
The Company is required to make certain payments and to extend certain benefits to Mr. Marcantonio in the event of any termination of the Agreement or Mr. Marcantonio’s employment thereunder, as follows:
•	during any period in which Mr. Marcantonio fails to perform his duties under the Agreement as a result of his incapacity due to physical or mental illness or bodily injury or disease, he will continue to receive all base salary and other compensation and benefits to which he would otherwise be entitled under the Agreement and any Company plan through the actual date of any termination, but only to the extent that Mr. Marcantonio is not receiving substantially equivalent benefits under any plan maintained by the Company; and

•	in the event Mr. Marcantonio’s employment under the Agreement is terminated by the Company without cause or by Mr. Marcantonio for good reason, provided Mr.

Marcantonio first executes and abides by the terms of a customary written release, the Company must provide to Mr. Marcantonio the following benefits:
o	the Company must pay to Mr. Marcantonio, as separation pay, an amount equal to Mr. Marcantonio’s annual base salary in effect as of the actual date of termination multiplied by 2.99, such separation pay being made to Mr. Marcantonio in weekly payments for 18 months, commencing one week following the sixth month anniversary of the actual date of termination, with the first payment consisting of a lump sum equal to the amount that Mr. Marcantonio would have received had payment commenced on the actual date of termination;

o	subject to the Company’s right to make a lump sum payment to Mr. Marcantonio, if Mr. Marcantonio (or any individual receiving group health plan benefits through him) is eligible under applicable law to continue participation in the Company’s group health plan and elects to do so, the Company must, for a period of up to 18 months commencing as of the actual date of termination, continue to pay Mr. Marcantonio’s share of the cost of such benefits as if Mr. Marcantonio remained in the Company’s continuous employment, but only while Mr. Marcantonio or such other individual continues to pay the balance of such cost and Mr. Marcantonio or such person is not eligible for coverage under any other employer’s group health plan;

o	the Company will, for a period of at least one year commencing as of the actual date of termination, pay directly or reimburse Mr. Marcantonio for all reasonable expenses of a reputable outplacement organization selected by Mr. Marcantonio, such payments not to exceed $25,000.00 in the aggregate;

o	the Company will pay Mr. Marcantonio an amount equal to the greater of lease costs and expenses under the Company’s automobile program for one year or a lump sum payment of $15,000.00, such payment to be made on the date the release referred to above becomes irrevocable; and

o	the Company will pay to Mr. Marcantonio any unpaid management incentive bonus that Mr. Marcantonio had a right to receive on the last day of the fiscal year prior to the actual date of termination, such payment being made in accordance with the terms of the related plan.
Under the Agreement, from and after the date on which Mr. Marcantonio reaches the age of 59 1/2, provided that he gives the Company written notice of termination at least six months in advance of the applicable date of termination and thereafter retires on such date, then, effective as of such date, all unvested stock options and restricted stock previously granted to Mr. Marcantonio by the Company will automatically become fully vested and all restrictions on the exercise of such options or transfers of such stock, as applicable, will automatically lapse, provided that such six month notice shall not be required, and Mr. Marcantonio shall be entitled to the benefits discussed herein, in the event of Mr. Marcantonio’s termination of employment by the Company without cause, Mr. Marcantonio’s resignation of employment for good reason, or due to his disability, which, for these purposes only, includes Mr. Marcantonio’s inability to perform his essential job functions for a period of 90 days (consecutive or otherwise) within any period of six consecutive months because of his incapacity due to the physical or mental illness, disease, or bodily injury of his spouse or child.

With respect to stock options, the Agreement provides that any stock options granted to Mr. Marcantonio before August 24, 2006 that have not expired by their terms before an actual date of termination will be automatically extended, but not beyond their original fixed term, until the later of the last day of the calendar year in which the option period would have otherwise expired if it had not been extended, or a date two and one-half months after the option period would have otherwise expired due to Mr. Marcantonio’s retirement. The exercise period for stock options granted to Mr. Marcantonio after August 24, 2006 will continue until the end of their original fixed term, as approved upon grant by the Company’s Board of Directors.
Mr. Marcantonio is not required to mitigate the Company’ foregoing payment and other obligations, and Mr. Marcantonio’s commencement of employment with another employer will not reduce such obligations.
Under the Agreement, in the event Mr. Marcantonio’s employment with the Company is terminated in connection with a change in control, as such term is defined in the Agreement using customary terms, or within two years of any such change in control, the Company must provide Mr. Marcantonio advance written notice of the date of termination or Mr. Marcantonio may resign, as discussed above. In such event, the payments discussed above which are owing in the event Mr. Marcantonio’s employment under the Agreement is terminated by the Company without cause or by Mr. Marcantonio for good reason shall apply until the date of such change in control termination. Further, upon any such termination, presuming that he executes and delivers to the Company the release referred to above, Mr. Marcantonio will be entitled to the benefits described below; provided, however, that to the extent Mr. Marcantonio has already received the same type of benefits under the Agreement or otherwise, the benefits described below will be offset by such other benefits to the extent necessary to prevent duplication of such. Specifically, in such event, the Company shall:
•	pay Mr. Marcantonio, as change in control separation pay, an amount equal to his annual base salary in effect as of the actual date of termination, multiplied by 2.99, such payments being made to Mr. Marcantonio in weekly payments equal to the amount of Mr. Marcantonio’s weekly base salary for a period of 18 months, commencing one week following the sixth month anniversary of the actual date of termination, with the first payment consisting of a lump sum equal to the amount that Mr. Marcantonio would have received had payment commenced on the actual date of termination;

•	provide Mr. Marcantonio an amount equal to his full, un-prorated target incentive to which he may have otherwise been entitled under the Company’s annual management incentive plan in effect as of the actual date of termination, multiplied by 2.99, which amount shall be payable pursuant to the terms of such plan;

•	provide Mr. Marcantonio and any individual receiving group health plan benefits through him the group health plan benefits described above;

•	provide Mr. Marcantonio the outplacement benefits discussed above;

•	pay Mr. Marcantonio a lump sum payment on the date the release agreement entered into between the parties becomes irrevocable equal to the value of the fringe benefits discussed above for 18 months following the actual date of termination;

•	pay Mr. Marcantonio a lump sum payment on the date the release agreement entered into between the parties becomes irrevocable that is necessary to acquire for, and obtain full title issued in his name of, Mr. Marcantonio’s car leased by the Company for him;

•	provide Mr. Marcantonio financial planning and tax preparation expenses, not to exceed $5,000.00 per year, or such greater amount as determined from time to time by the Company’s Board, from the actual date of termination payable for 18 months; and

•	in accordance with terms of the applicable plan, provide Mr. Marcantonio any unpaid management incentive bonus that he had a right to receive on the last day of the fiscal year prior to the actual date of termination.
Mr. Marcantonio is not required to mitigate the Company’s payment and other obligations discussed above by making any efforts to secure other employment, and Mr. Marcantonio’s commencement of employment with another employer will not reduce such obligations of the Company.
In addition, upon the occurrence of a change in control, and without regard to Mr. Marcantonio’s employment status, the following shall occur, without regard to any contrary determination by the Company’s Board of Directors or a majority of the Company’s continuing directors (as such term is defined in the Agreement), with respect to any and all economic incentives, including, without limitation, stock options and awards of restricted stock that are owned by Mr. Marcantonio on the date of the change in control:
•	the restrictions set forth in Company plan pursuant to which such incentives were granted on all restricted stock awards will lapse immediately as of the date of the change in control;

•	all outstanding options and stock appreciation rights will become exercisable immediately as of the date of the change in control; and

•	all performance shares will be deemed to be met and payment made immediately as of the date of the change in control.
Notwithstanding anything in the Agreement that may be deemed to the contrary, if any amount or benefit to be paid or provided to Mr. Marcantonio pursuant to a change in control of the Company, or any other plan or agreement between Mr. Marcantonio and the Company, would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Internal Revenue Code, or any successor provision thereto, but for the application of this sentence, then the Company shall additionally make certain tax gross-up payments to or on behalf of Mr. Marcantonio, as more fully described in the Agreement. Mr. Marcantonio and/or the Company may request that the determination of whether any such tax gross-up payments are required be made by an independent “big 4” accounting firm, at the Company’s expense.
In addition to other customary terms and conditions, the Agreement also contains customary provisions respecting the protection of the Company’s confidential information, including that Mr. Marcantonio may not disclose or use such information to the Company’s detriment, and that he must return all such information to the Company upon any termination of his employment. The Agreement also prescribes customary noncompetition obligations, including that

•	Mr. Marcantonio may not compete with the Company during his employment or for 18 months following termination of this employment, and that he may not, during such period,
o	call upon, solicit or attempt to take away any customers, accounts or prospective customers of the Company;

o	solicit, induce or encourage any supplier of the Company to cease its business relationship with the Company or to violate any term of any contract with the Company; or

o	solicit, induce or encourage any employee of the Company to violate any term of his or her employment contract with the Company or to directly or indirectly hire or solicit, induce, recruit or encourage any of the Company’s employees for the purpose of hiring them or inducing them to leave their employment with the Company.
Under the Agreement, during and after any termination of Mr. Marcantonio’s employment, Mr. Marcantonio must refrain from communicating to any person any statements or opinions that are negative in any way about the Company or any of its past, present or future officials. In return, whenever the Company sends or receives any notice of termination relative to Mr. Marcantonio’s employment under the Agreement, the Company must advise the members of its operating committee and executive committee (or any successors to such committees) to refrain from negative communications about Mr. Marcantonio to third parties. Any violation of the foregoing described provisions of the Agreement by Mr. Marcantonio will result in the immediate forfeiture of any unpaid benefits under the Agreement, and, in such event, Mr. Marcantonio must repay to the Company any amounts paid to him following his termination of employment.
Finally, under the terms of the Agreement, the Company shall, with Mr. Marcantonio’s consent, timely amend the Agreement as many times as may be required so that adverse tax consequences to Mr. Marcantonio under Section 409A of the Internal Revenue Code, including the imposition of any excise tax and interest penalties, are avoided. If Mr. Marcantonio has timely provided his consent to any such amendment, or the Company fails to timely amend the Agreement, and adverse tax consequences under Section 409A then occur, the Company must pay to Mr. Marcantonio a 409A tax gross-up payment (as defined in the Agreement).
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
10.1	Executive Employment Agreement, dated December 22, 2006, between G&K Services, Inc. Richard L. Marcantonio

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2006	By	/s/ David F. Fisher
David F. Fisher
	Its	Vice President, General Counsel and Corporate Secretary